EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 12, 1998 for Realty Information Group, Inc., February 10, 1998 for Realty Information Group, L.P., and March 12, 1998 for OLD RIG, Inc., in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-47953) and related Prospectus of Realty Information Group, Inc. for the registration of 2,500,000 shares of its common stock.

                                            /s/ Ernst & Young LLP

Washington, D.C.
June 30, 1998